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                                  EXHIBIT 21.1
                           SUBSIDIARIES OF THE COMPANY

                                                                JURISDICTION
          PARENT                        SUBSIDIARY            OF INCORPORATION
          ------                        ----------            ----------------
A.C. Moore Arts & Crafts, Inc.   A.C. Moore Incorporated          Delaware
A.C. Moore Arts & Crafts, Inc.   Moorestown Finance, Inc.         Delaware
Moorestown Finance, Inc.         Blackwood Assets, Inc.           Delaware